CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


May  12,  2003


Endovasc,  Inc.
15001  Walden  Road
Suite  108
Montgomery,  TX  77356


Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 19, 2002 included in Endovasc Ltd., Inc.'s Form 10-KSB for the year ended June 30, 2002 and to all references to our Firm included in this Registration Statement.

/s/     Ham,  Langston  and  Brezina,  L.L.P.

Ham,  Langston  and  Brezina,  L.L.P.


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